Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283

AMSURG REPORTS THIRD-QUARTER ADJUSTED DILUTED EPS OF $1.03 AND
DILUTED EPS OF $0.83
———————————
INCREASES 2015 FINANCIAL GUIDANCE

NASHVILLE, Tenn. ─ (November 3, 2015) ─ AmSurg Corp. (NASDAQ: AMSG) today announced financial results for the third quarter ended September 30, 2015. The Company’s results for the quarter included:

•	Growth in net revenues of 29% to $650.2 million from $502.4 million for the third quarter of 2014;

•	Net earnings from continuing operations attributable to AmSurg common shareholders of $40.4 million. Adjusted net earnings increased 53% to $53.0 million from the third quarter of 2014;

•	Net earnings per diluted share from continuing operations attributable to AmSurg common shareholders of $0.83 and 49% growth in adjusted net earnings per diluted share to $1.03; and

•	Adjusted EBITDA of $133.2 million, up 39% from the third quarter of 2014.

See page 6 for a reconciliation of all GAAP and non-GAAP financial results.

“AmSurg continued to perform meaningfully better than we expected during the third quarter of 2015, resulting in our raising our financial guidance for the year for the third consecutive quarter,” said Christopher A. Holden, President and Chief Executive Officer of AmSurg. “Our strong results reflected outstanding organic growth for the quarter, with an acceleration in our Ambulatory Services same-center revenues for the third consecutive quarter and double-digit growth in Physician Services same-contract revenue growth for the second consecutive quarter.

“For the third quarter of 2015, Ambulatory Services produced same-center revenue growth of 6.6%, due primarily to improved reimbursement, increased volume and improved case mix. Physician Services produced same-contract revenue growth of 10.1%, driven by increased volume, improved reimbursement and higher acuity.

“In addition, the combination of AmSurg and Sheridan continued to be catalytic to our acquisition growth strategies in the third quarter. In a time of increasing industry integration and consolidation, this combination gives AmSurg a unique and nationally scaled platform that addresses strategically imperative needs of health systems as they focus on building integrated networks. The market reception for this platform continues to exceed our expectations.

“During the third quarter, Ambulatory Services purchased two ambulatory surgery centers (ASCs) and opened a de novo ASC. The division also entered into a new joint venture with a health system in California whereby we contributed two ASCs and the health system contributed a surgical hospital. In addition, subsequent to quarter end, Ambulatory Services acquired two ASCs. As previously announced, Physician Services purchased two anesthesia practices during the third quarter, and today we announced the acquisition of Valley Anesthesia in Phoenix, Arizona, one of the largest independent anesthesiology practices in the country.”

Ambulatory Services

Net revenues for Ambulatory Services grew 12% to $309.0 million for the third quarter of 2015 from $276.4 million for the third quarter of 2014. Same-center revenue rose 6.6% for third quarter of

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AMSG Reports Third-Quarter Results

November 3, 2015

2015 compared with the third quarter of 2014, comprised of a 2.7% increase in procedures and a 3.9% increase in net revenue per procedure. Adjusted EBITDA was $55.4 million for the third quarter of 2015, a 16% increase from $47.9 million for the third quarter of 2014, while adjusted EBITDA margin increased 60 basis points to 17.9% from 17.3%.

At the end of the quarter, Ambulatory Services operated 253 ASCs and one surgical hospital. Ambulatory Services had five ASCs under letter of intent at the end of the third quarter and one center under development, which is expected to open in 2016.

Physician Services

For the third quarter of 2015, net revenues for Physician Services were $341.2 million. Adjusted EBITDA was $77.8 million for the quarter, and adjusted EBITDA margin was 22.8%.

Comparable-quarter revenue growth for Physician Services was 25.9%, of which 7.6% was from same-contract revenues, 2.9% from net new contract revenues and 15.4% from acquisition revenues. Same-contract growth in net revenues totaled 10.1% for the third quarter of 2015, which included a 5.0% increase in patient encounters and a 5.1% increase in net revenue per patient encounter.

Having completed the Valley Anesthesia transaction thus far in the fourth quarter, Physician Services continues to evaluate additional acquisition opportunities in its robust pipeline of potential transactions.

Liquidity

AmSurg had cash and cash equivalents of $187.4 million at the end of the third quarter. Subsequent to quarter end, the Company executed the accordion feature under its credit agreement, which increased its borrowing capacity to $500.0 million under its revolving credit facility.  A portion of this credit facility was used to fund acquisitions subsequent to quarter end. The remaining availability under the Company’s revolving credit facility is $244.0 million. Net cash flows from operations, less distributions to noncontrolling interests, were $118.7 million for the third quarter. The Company’s ratio of total debt at the end of the third quarter of 2015 to trailing 12 months EBITDA as calculated under the Company’s credit agreement was 4.4.

Guidance

AmSurg today has raised its financial and operating guidance for 2015 and established its financial guidance for the fourth quarter of the year. The Company’s guidance is as follows:

•	Revenues in a range of $2.52 billion to $2.54 billion, up from a range of $2.50 billion to $2.52 billion;

•	A same-center revenue increase of 4% to 5% for Ambulatory Services, compared with the prior range of 3% to 4%; affirms guidance for same-contract revenue growth of 8% to 10% in Physician Services;

•	Adjusted EBITDA of $486 million to $490 million, up from a range of $474 million to $480 million;

•	Adjusted EPS in a range of $3.66 to $3.69, up from a range of $3.52 to $3.59; and

•	For the fourth quarter of 2015, adjusted EPS in a range of $1.03 to $1.06.

Non-GAAP Adjusted EBITDA guidance for the full year of 2015 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Non-GAAP Adjusted EPS guidance for the fourth quarter and full year of 2015 exclude acquisition-related transaction costs, acquisition-related amortization expense, gains and losses on future deconsolidation transactions and share-based compensation expense, net of the tax impact thereon. The exact amount of such exclusions are not currently determinable but may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all GAAP and non-GAAP financial results).

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AMSG Reports Third-Quarter Results

November 3, 2015

Conference Call

AmSurg Corp. will hold a conference call to discuss this release Tuesday, November 3, 2015, at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investors” at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call and continue for 30 days.

Safe Harbor

This press release contains forward-looking statements, including the Company’s financial and operating guidance for the fourth quarter and full year of 2015. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: we may face challenges managing our Physician Services Division as a new business and may not realize anticipated benefits; we may become subject to investigations by federal and state entities and unpredictable impacts of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; we may not be able to successfully maintain effective internal controls over financial reporting; we may not be able to implement our business strategy, manage the growth in our business, and integrate acquired businesses; our substantial indebtedness and restrictions in our debt instruments could adversely affect our business or our ability to implement our growth strategy, or limit our ability to react to changes in the economy or our industry; we may not generate sufficient cash to service our indebtedness, including any future indebtedness; regulatory changes may obligate us to buy out interests of physicians who are minority owners of our surgery centers; we may not be able to successfully maintain our information systems and processes, implement new systems and processes, and maintain the security of those systems and processes; we may fail to effectively and timely transition to the ICD-10 coding system; we may be subject to litigation and investigations and liability claims for damages and other expenses not covered by insurance; we may be required to write-off a portion of our intangible assets; payments from third-party payors, including government healthcare programs, may decrease or not increase as our costs increase; there may be adverse developments affecting the medical practices of our physician partners; we may not be able to maintain favorable relations with our physician partners; we may not be able to grow our ambulatory services revenue by increasing procedure volume while maintaining operating margins and profitability at our existing surgery centers; we may not be able to compete for physician partners, managed care contracts, patients and strategic relationships; adverse weather and other factors beyond our control may affect our business; our legal responsibility to minority owners of our surgery centers may conflict with our interests and prevent us from acting solely in our best interests; we may be adversely impacted by changes in patient volume and patient mix; several client relationships generate a significant portion of our physician services revenues; our physician services contracts may be cancelled or not renewed or we may not be able to enter into additional contracts under terms acceptable to us; reimbursement rates, revenue and profit margin under our fee-for-service physician services payor contracts may decrease; we may not be able to timely or accurately bill for services; laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; we may not be able to enroll our physician services providers in the Medicare and Medicaid programs on a timely basis; our strategic partnerships with healthcare providers may not be successful; our segments of the market for medical services have a high level of competition; we may not be able to successfully recruit and retain physicians, nurses and other clinical providers; we may not be able to accurately assess the costs we will incur under new contracts; our margins may be negatively impacted by cross-

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AMSG Reports Third-Quarter Results

November 3, 2015

selling to existing clients or selling bundled services to new clients; we may not be able to enforce non-compete agreements with our physicians and other clinical employees in some jurisdictions; there may be unfavorable changes in regulatory, economic and other conditions in the states where we operate; legislative or regulatory action may make our captive insurance company arrangement less feasible or otherwise reduce our profitability; our reserves with respect to our losses covered under our insurance programs may not be sufficient; and the other risk factors are described in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as updated by other filings with the Securities and Exchange Commission. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

About AmSurg

AmSurg’s Ambulatory Services Division acquires, develops and operates ambulatory surgery centers in partnership with physicians throughout the U.S. AmSurg’s Physician Services Division, Sheridan, provides outsourced physician services in multiple specialties to hospitals, ASCs and other healthcare facilities throughout the U.S., primarily in the areas of anesthesiology, children’s services, emergency medicine and radiology. Through these businesses as of September 30, 2015, AmSurg owned and operated 253 ASCs and one surgical hospital in 34 states and provided physician services to more than 360 healthcare facilities in 27 states. AmSurg has partnerships with, or employs, over 5,000 physicians in 38 states and the District of Columbia.

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AMSG Reports Third-Quarter Results

November 3, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data (In thousands, except earnings per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of Operations Data:	2015	2014	2015	2014
Revenues	$712,719	$555,543	$2,058,649	$1,093,331
Provision for uncollectibles	(62,492)	(53,193)	(196,027)	(53,193)
Net revenue	650,227	502,350	1,862,622	1,040,138
Operating expenses:
Salaries and benefits	327,532	240,337	950,107	406,539
Supply cost	45,638	41,886	134,012	120,564
Other operating expenses	98,852	81,262	294,424	191,243
Transaction costs	2,107	25,102	5,560	28,681
Depreciation and amortization	24,106	20,838	70,536	37,533
Total operating expenses	498,235	409,425	1,454,639	784,560
Net gain on deconsolidations	9,112	—	5,854	3,411
Equity in earnings of unconsolidated affiliates	4,935	2,158	11,575	3,461
Operating income	166,039	95,083	425,412	262,450
Interest expense, net	30,242	39,054	90,671	52,906
Debt extinguishment costs	—	16,887	—	16,887
Earnings from continuing operations before income taxes	135,797	39,142	334,741	192,657
Income tax expense	37,518	22	76,960	25,802
Net earnings from continuing operations	98,279	39,120	257,781	166,855
Net loss from discontinued operations	—	(1,697)	—	(1,146)
Net earnings	98,279	37,423	257,781	165,709
Less net earnings attributable to noncontrolling interests	55,618	47,257	160,407	139,387
Net earnings (loss) attributable to AmSurg Corp. shareholders	42,661	(9,834)	97,374	26,322
Preferred stock dividends	(2,264)	(2,239)	(6,792)	(2,239)
Net earnings (loss) attributable to AmSurg Corp. common shareholders	$40,397	$(12,073)	$90,582	$24,083

Amounts attributable to AmSurg Corp. common shareholders:
Earnings (loss) from continuing operations, net of income tax	$40,397	$(10,697)	$90,582	$25,466
Loss from discontinued operations, net of income tax	—	(1,376)	—	(1,383)
Net earnings (loss) attributable to AmSurg Corp. common shareholders	$40,397	$(12,073)	$90,582	$24,083
Basic earnings (loss) per share attributable to AmSurg Corp. common shareholders:
Net earnings (loss) from continuing operations	$0.85	$(0.23)	$1.90	$0.70
Net loss from discontinued operations	—	(0.03)	—	(0.04)
Net earnings (loss)	$0.85	$(0.26)	$1.90	$0.66
Diluted earnings (loss) per share attributable to AmSurg Corp. common shareholders:
Net earnings (loss) from continuing operations	$0.83	$(0.23)	$1.89	$0.69
Net loss from discontinued operations	—	(0.03)	—	(0.04)
Net earnings (loss)	$0.83	$(0.26)	$1.89	$0.65
Weighted average number of shares and share equivalents outstanding:
Basic	47,707	46,320	47,652	36,620
Diluted	51,275	46,320	48,050	37,026

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AMSG Reports Third-Quarter Results

November 3, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands, except earnings per share)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of net earnings (loss) to Adjusted net earnings (1):
Net earnings (loss) attributable to AmSurg Corp. shareholders	$42,661	$(9,834)	$97,374	$26,322
Loss from discontinued operations	—	1,877	—	1,893
Amortization of purchased intangibles	12,681	9,969	37,593	9,969
Share-based compensation	3,727	2,424	11,319	7,388
Transaction costs	2,107	25,102	5,560	28,681
Net gain on deconsolidations	(9,112)	—	(5,854)	(3,411)
Net change in fair value of contingent consideration	1,928	—	8,338	—
Debt extinguishment costs	—	16,887	—	16,887
Deferred financing write-off	—	12,763	—	12,763
Total pre-tax adjustments	11,331	69,022	56,956	74,170
Tax effect (less $3.7 million charge to income tax expense for change in valuation allowance for 2015)	946	24,574	19,669	25,968
Total adjustments, net	10,385	44,448	37,287	48,202
Adjusted net earnings	$53,046	$34,614	$134,661	$74,524

Basic shares outstanding	47,707	46,320	47,652	36,620
Effect of dilutive securities, options and non-vested shares	3,568	3,904	3,534	1,572
Diluted shares outstanding, if converted	51,275	50,224	51,186	38,192

Adjusted earnings per share	$1.03	$0.69	$2.63	$1.95

Reconciliation of net earnings (loss) to Adjusted EBITDA (2):
Net earnings (loss) attributable to AmSurg Corp. shareholders	$42,661	$(9,834)	$97,374	$26,322
Loss from discontinued operations	—	1,376	—	1,383
Interest expense, net	30,242	39,054	90,671	52,906
Income tax expense	37,518	22	76,960	25,802
Depreciation and amortization	24,106	20,838	70,536	37,533
EBITDA	134,527	51,456	335,541	143,946
Adjustments:
Share-based compensation	3,727	2,424	11,319	7,388
Transaction costs	2,107	25,102	5,560	28,681
Net gain on deconsolidations	(9,112)	—	(5,854)	(3,411)
Net change in fair value of contingent consideration	1,928	—	8,338	—
Debt extinguishment costs	—	16,887	—	16,887
Total adjustments	(1,350)	44,413	19,363	49,545
Adjusted EBITDA	$133,177	$95,869	$354,904	$193,491

Segment Information:
Ambulatory Services Adjusted EBITDA	$55,353	$47,853	$162,965	$145,475
Physician Services Adjusted EBITDA	77,824	48,016	191,939	48,016
Adjusted EBITDA	$133,177	$95,869	$354,904	$193,491

Net Revenue by Segment:
Ambulatory Services	$308,983	$276,419	$903,884	$814,207
Physician Services	341,244	225,931	958,738	225,931
Total net revenue	$650,227	$502,350	$1,862,622	$1,040,138
See footnotes on page 10

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November 3, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in thousands)

Operating Data- Ambulatory Services:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Procedures performed during the period at consolidated centers	434,720	410,048	1,280,541	1,211,065
Centers in operation at end of period (consolidated)	240	233	240	233
Centers in operation at end of period (unconsolidated)	13	9	13	9
Average number of continuing centers in operation (consolidated)	239	233	237	233
New centers added during the period	3	4	6	6
Centers discontinued during the period	—	4	—	5
Centers under development at end of period	1	1	1	1
Centers under letter of intent at end of period	5	8	5	8
Average revenue per consolidated center	$1,295	$1,188	$3,810	$3,497
Same center revenues increase	6.6%	1.7%	5.5%	0.6%
Surgical hospitals in operation at end of period (unconsolidated)	1	—	1	—

Operating Data- Physician Services:
	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Contribution to Net Revenue Growth:
Same contract	7.6%	7.9%
New contract	2.9	2.3
Acquired contract and other	15.4	11.4
Total net revenue growth	25.9%	21.6%

Same contract revenue growth	10.1%	10.4%

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AMSG Reports Third-Quarter Results

November 3, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	September 30,	December 31,
Balance Sheet Data:	2015	2014
Assets
Current assets:
Cash and cash equivalents	$187,422	$208,079
Restricted cash and marketable securities	11,789	10,219
Accounts receivable, net of allowance of $144,893 and $113,357, respectively	276,237	233,053
Supplies inventory	20,887	19,974
Prepaid and other current assets	91,651	115,362
Total current assets	587,986	586,687
Property and equipment, net	190,399	180,448
Investments in unconsolidated affiliates	112,877	75,475
Goodwill	3,589,317	3,381,149
Intangible assets, net	1,282,567	1,273,879
Other assets	24,074	25,886
Total assets	$5,787,220	$5,523,524
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$19,982	$18,826
Accounts payable	30,750	29,585
Accrued salaries and benefits	186,923	140,044
Accrued interest	17,846	29,644
Other accrued liabilities	130,563	67,986
Total current liabilities	386,064	286,085
Long-term debt	2,230,296	2,232,186
Deferred income taxes	645,711	633,480
Other long-term liabilities	90,671	89,443
Commitments and contingencies
Noncontrolling interests – redeemable	185,261	184,099
Equity:
Preferred stock, no par value, 5,000 shares authorized, 1,725 shares issued and outstanding	166,632	166,632
Common stock, no par value, 120,000 shares authorized, 48,455 and 48,113 shares issued and outstanding, respectively	897,007	885,393
Retained earnings	718,104	627,522
Total AmSurg Corp. equity	1,781,743	1,679,547
Noncontrolling interests – non-redeemable	467,474	418,684
Total equity	2,249,217	2,098,231
Total liabilities and equity	$5,787,220	$5,523,524

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AMSG Reports Third-Quarter Results

November 3, 2015

AMSURG CORP. Unaudited Selected Consolidated Financial and Operating Data, continued (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Statement of Cash Flow Data:	2015	2014	2015	2014
Cash flows from operating activities:
Net earnings	$98,279	$37,423	$257,781	$165,709
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	24,106	20,838	70,536	37,533
Amortization of deferred loan costs	2,083	14,649	6,238	15,645
Provision for uncollectibles	68,032	58,944	212,546	69,715
Net loss on sale of long-lived assets	—	1,857	—	2,468
Net gain on deconsolidations	(9,112)	—	(5,854)	(3,411)
Share-based compensation	3,727	2,424	11,319	7,388
Excess tax benefit from share-based compensation	(246)	(198)	(3,779)	(2,288)
Deferred income taxes	4,610	13,516	7,309	31,388
Equity in earnings of unconsolidated affiliates	(4,935)	(2,158)	(11,575)	(3,461)
Debt extinguishment costs	—	4,536	—	4,536
Net change in fair value of contingent consideration	1,928	—	8,338	—
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(75,409)	(49,008)	(232,465)	(65,758)
Supplies inventory	(423)	75	(533)	68
Prepaid and other current assets	6,152	(22,104)	36,479	(24,414)
Accounts payable	3,012	(7,610)	2,316	(10,007)
Accrued expenses and other liabilities	52,112	47,599	64,760	48,368
Other, net	1,891	1,687	3,786	2,572
Net cash flows provided by operating activities	175,807	122,470	427,202	276,051
Cash flows from investing activities:
Acquisitions and related expenses	(37,458)	(2,114,211)	(233,490)	(2,138,648)
Acquisition of property and equipment	(14,341)	(8,098)	(47,006)	(23,109)
Proceeds from sale of interests in surgery centers	—	2,877	—	4,969
Purchases of marketable securities	(498)	(3,486)	(1,743)	(3,486)
Maturities of marketable securities	1,245	—	4,233	—
Other	(1,987)	4,527	(3,974)	2,082
Net cash flows used in investing activities	(53,039)	(2,118,391)	(281,980)	(2,158,192)
Cash flows from financing activities:
Proceeds from long-term borrowings	2,402	1,972,153	10,197	2,046,399
Repayment on long-term borrowings	(5,449)	(300,717)	(15,737)	(403,043)
Distributions to noncontrolling interests	(57,111)	(47,433)	(158,144)	(139,443)
Proceeds from preferred stock offering	—	172,500	—	172,500
Cash dividends for preferred shares	(2,264)	(2,239)	(6,792)	(2,239)
Proceeds from common stock offering	—	439,875	—	439,875
Proceeds from issuance of common stock upon exercise of stock options	276	504	2,356	2,150
Repurchase of common stock	—	(33)	(3,684)	(2,890)
Excess tax benefit from share-based compensation	246	198	3,779	2,288
Payments of equity issuance costs	—	(24,366)	—	(24,366)
Financing cost incurred	(1)	(65,673)	(294)	(65,673)
Other	266	322	2,440	(176)
Net cash flows provided by (used in) financing activities	(61,635)	2,145,091	(165,879)	2,025,382
Net increase (decrease) in cash and cash equivalents	61,133	149,170	(20,657)	143,241
Cash and cash equivalents, beginning of period	126,289	44,911	208,079	50,840
Cash and cash equivalents, end of period	$187,422	$194,081	$187,422	$194,081

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AMSG Reports Third-Quarter Results

November 3, 2015

AMSURG CORP.
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, which are non-cash in nature, transaction costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense (the majority of which relate to the Sheridan Transaction and which are of a nature and significance not generally associated with our historical individual center acquisition activity), changes in contingent purchase price consideration and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to AmSurg Corp. common shareholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA of AmSurg as earnings before interest expense, net , income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to AmSurg Corp. common shareholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA as defined.

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